Exhibit 10.19

RESTRICTED STOCK AGREEMENT

FORWARD AIR CORPORATION RESTATED 1999 STOCK OPTION AND INCENTIVE PLAN
GRANTEE: _________________________________
NO. OF SHARES: __________________________

     This Agreement (this “Agreement”) evidences the award of ____________ restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Forward Air Corporation, a Tennessee corporation (the “Company”), granted to you, _______________________ , effective as of February 12, 2006 (the “Grant Date”), pursuant to the Forward Air Corporation Restated 1999 Stock Option and Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

     1. Terminology. Capitalized words used in this Agreement not defined above are defined in the Glossary at the end of this Agreement.

     2. Vesting.

          (a) All of the Award Shares are nonvested and forfeitable as of the Grant Date.

          (b) So long as your Service with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, one-third (1/3rd) of the Award Shares will vest and become nonforfeitable on each anniversary of the Grant Date, such that 100% of the Award Shares will be vested and nonforfeitable on the third anniversary of the Grant Date.

          (c) If you die while in the Service of the Company or your Service terminates by reason of Disability, all of the Award Shares will become vested and nonforfeitable as of your death or such termination of employment.

          (d) Unless otherwise determined by the Committee or as specified herein, none of the Award Shares will become vested and nonforfeitable after your Service with the Company ceases.

          (e) To the extent not earlier vested or forfeited, all of the Award Shares will become vested and nonforfeitable upon the occurrence of a Change in Control.

     3. Termination of Employment or Service. Unless otherwise determined by the Committee or as specified herein, if your Service with the Company ceases for any reason other than death or Disability, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.

     4. Restrictions on Transfer.

          (a) Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

           (b) Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) of this Agreement shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

     5. Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Committee will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, for such vested Award Shares. Upon the request of the Committee, you shall deliver to the Company a stock power, endorsed in blank, with respect to any Award Shares that have been forfeited pursuant to this Agreement.

     6. Tax Election and Tax Withholding.

          (a) You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Committee for such payment have been made.

          (b) You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

     7. Adjustments for Corporate Transactions and Other Events.

          (a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Committee, be adjusted to reflect such event. Fractional shares that result from such adjustments shall be eliminated. Adjustments under this Section 7 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

          (b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

          8. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

          9. Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

          10. The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          11. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

          12. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

          13. Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by each of the parties hereto.

          14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Committee in care of the Company’s Corporate Secretary.

          15. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Greeneville, Tennessee, and you hereby agree and submit to the personal jurisdiction and venue thereof.

          16. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Glossary appears on next page}

GLOSSARY

          (a) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Forward Air Corporation (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

          (b) “Cause” means a felony conviction of you or the failure of you to contest prosecution for a felony, or your gross negligence, willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company, as determined by the Committee in its sole discretion.

          (c) “Change in Control” shall have the meaning ascribed thereto in the Plan.

          (d) “Committee” means the Board of Directors of Forward Air Corporation or such committee or committees appointed by the Board to administer the Plan.

          (e) “Company” means Forward Air Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air Corporation.

          (f) “Disability” shall mean a disability as determined under procedures established by the Committee for purposes of the Plan.

          (g) “Service” means your employment with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not Forward Air Corporation or an Affiliate of Forward Air Corporation.

          (h) “You”; “Your”. You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement; Signature page follows.}

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

FORWARD AIR CORPORATION

By: _________________________________________

Date: _______________________________________

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

WITNESS:	GRANTEE

_________________________________________	_________________________________________

Date: _____________________________________

Enclosure: Prospectus for the Forward Air Corporation Restated 1999 Stock Option and Incentive Plan

STOCK POWER

     FOR VALUE RECEIVED, the undersigned, ________________, hereby sells, assigns and transfers unto Forward Air Corporation, a Tennessee corporation (the “Company”), or its successor, ______________ shares of common stock, par value $.01 per share, of the Company standing in my name on the books of the Company, represented by Certificate No. ____________ or an appropriate book entry notation, and hereby irrevocably constitutes and appoints ______________________________________________________ as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:
______________________________	___________________________________________
Dated: _____________________________________

IMPORTANT TAX INFORMATION

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS

1.	The 83(b) Election is Irrevocable. The 83(b) Election is a voluntary election that is available to you. It is your decision whether to file an 83(b) Election.

2.	If you choose to make an 83(b) Election, the 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the Grant Date; no exceptions to this rule are made.

3.

You must provide a copy of the 83(b) Election Form to the Corporate Secretary or other designated officer of the Company. This copy should be provided to the Company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.

4.	In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year that includes the Grant Date.

5.	If you make an 83(b) Election and later forfeit the Award Shares, you will not be entitled to a refund of the taxes paid with respect to the gross income you recognized under the 83(b) Election.

6.

You must consult your personal tax advisor before making an 83(b) Election. The attached election forms are intended as samples only, they must be tailored to your circumstances and may not be relied upon without consultation with a personal tax advisor.

SECTION 83(b) ELECTION FORM

Election Pursuant to Section 83(b) of the Internal Revenue Code to Include Property in Gross
Income in Year of Transfer

     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

     1. The name, address, and taxpayer identification number of the undersigned are:

____________________________________
____________________________________
____________________________________
___-__-____

     2. The property with respect to which the election is made is _________ shares of Common Stock, par value $.01 per share, of Forward Air Corporation, a Tennessee corporation (the “Company”).

     3. The date on which the property was transferred was February 12, 2006, the date on which the taxpayer received the property pursuant to a grant of restricted stock.

     4. The taxable year to which this election relates is calendar year 2006.

     5. The property is subject to restrictions in that the property is not transferable and is subject to a substantial risk of forfeiture until the taxpayer vests in the property. The taxpayer will vest in one-third of the shares of Common Stock on February 12th of each of calendar years 2007, 2008 and 2009, provided the taxpayer is in the employ of the Company on such dates. Vesting also may accelerate upon the occurrence of certain events.

     6. The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $ ________________ per share; with a cumulative fair market value of $______________. The taxpayer did not pay any amount for the property transferred.

     7. A copy of this statement was furnished to Forward Air Corporation, for whom the taxpayer rendered the services underlying the transfer of such property.

     8. This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

     Signed: _________________________________________________

     Date:     __________________________

Letter for filing §83(b) Election Form

[Date]

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service Center

__________________________________

__________________________________

__________________________________

(the Service Center to which individual income tax return is filed)

Re:	83(b) Election of [Name]
Social Security Number: ________________________

Dear Sir/Madam:

     Enclosed is an election under §83(b) of the Internal Revenue Code of 1986, as amended, with respect to certain shares of stock of Forward Air Corporation, a Tennessee corporation, that were transferred to me on February 12, 2006.

     Please file this election.

Sincerely,

___________________________________
[Name]

cc: Corporate Secretary of Forward Air Corporation